[MOORE LOGO]

                               MOORE PRODUCTS CO.
                                Sumneytown Pike
                        Spring House, Pennsylvania 19477

                              -------------------

                            NOTICE OF ANNUAL MEETING
                                OF SHAREHOLDERS
                                  May 4, 1995
                              -------------------


To the Shareholders:

         The Annual Meeting of Shareholders of Moore Products Co. (the "Company") will be held on Thursday, May 4, 1995, at 11:00 A.M. local time at the office of the Company, Spring House, Pennsylvania, for the following purposes:

         1. To elect one director of the Corporation for a term of three years, and two directors for a term of four years.

         2. To transact such other business as may properly come before the meeting, or any adjournments thereof.

         The close of business on March 16, 1995, has been fixed by the Board of Directors as the record date for the determination of shareholders entitled to notice of, and to vote at, this meeting or any adjournments thereof.

         Whether or not you expect to be present in person at the meeting, you are requested to execute promptly the enclosed proxy and return it in the envelope provided, which requires no further postage if mailed in the United States.

                                              By Order of the Board of Directors

                                              Robert E. Wisniewski
                                              Secretary and Treasurer

March 24, 1995

                                PROXY STATEMENT

         Proxies in the form enclosed are solicited by the Board of Directors of Moore Products Co. ("the Company") for use at the Annual Meeting ("the Meeting") of the Shareholders of the Company to be held May 4, 1995, and any adjournments thereof.

         Execution of the enclosed proxy will not in any way affect a shareholder's right to attend the meeting and vote in person; and shareholders giving proxies may revoke them at any time before they are exercised by a written revocation or duly executed proxy bearing a later date filed with the Secretary of the Company.

         The solicitation of the proxies being on behalf of the Board of Directors, all expenses in connection therewith will be paid by the Company. No solicitation is intended to be made by any manner other than the sending of this Proxy Statement through the mail on or about April 3, 1995.

Voting Securities

         As of the record date, March 16, 1995, the Company had outstanding 2,083,092 shares of common stock, par value $1.00, each share entitled to one vote, and 175,950 shares of convertible preferred stock, par value $1.00, each share entitled to five votes. The preferred stock is convertible, at the option of the holder, at any time, into common stock at the rate of one share of common stock for each 2-1/2 shares of preferred stock. The common and preferred stock are collectively referred to herein as the "voting shares." In the election of directors, assuming a quorum is present, the nominees receiving the highest number of votes cast at the Meeting (with the common stock and preferred stock voting as a single class) will be elected. For such purposes, the withholding of authority to vote or the specific direction not to cast a vote, such as a broker non-vote, will not constitute the casting of a vote in the election of directors.

Beneficial Ownership of Principal Stockholders and Management

         The following table sets forth, as of March 16, 1995, (except where otherwise indicated) certain information concerning the beneficial ownership of the Company's outstanding voting shares by (i) each person who is known by the Company to be the beneficial owner of more than 5% of either class of such shares, (ii) each director and nominee for director of the Company; (iii) each executive officer of the Company named in the Summary Compensation Table appearing later in this Proxy Statement, and (iv) all directors and executive officers of the Company as a group. Such information is based upon information supplied by such persons.

Name of Beneficial                       Class of             Amount and Nature of               Percent
Owner or Group (1)                       Voting Shares        Beneficial Ownership (2)           of Class
------------------                       -------------        ------------------------           --------
Mellon Bank Corporation                     Common                      635,156   (3) (4)          29.51
                                            Preferred                   172,890   (4)              98.3

Frances O. Moore                            Common                      326,854   (3) (5)          15.2
                                            Preferred                   172,890   (5)              98.3

Thomas C. Moore, Director                   Common                      346,767   (3) (6)          16.6
                                            Preferred                     1,020                     *

James O. Moore, Director                    Common                      350,933   (3) (7) (8)      16.8
                                            Preferred                     1,020                     *

William B. Moore, Director                  Common                      364,143   (3) (8) (9)      17.5
                                            Preferred                     1,020                     *

Edwin G. Rorke, Director                    Common                        6,022                     *

Edward J. Curry, Director                   Common                        2,492   (8)               *

Robert B. Adams, Director                   Common                        4,033                     *

F. Lawton Hindle, Director                  Common                          840   (8)               *

Ralph H. Owens, Director                    Common                        4,331                     *

Raymond M. Reed, Director                   Common                         ---                      ---

Quest Advisory Corp.                        Common                      201,700   (10)              9.7

Peter Cundill & Associates                  Common                      196,425   (11)              9.4
(Bermuda), Ltd.

Dimentional Fund Advisors Inc.              Common                      115,800   (12)              5.6

All Directors and Executive                 Common                      456,596   (3) (13)         21.8
Officers as a Group                         Preferred                     3,060                     1.7
(12 in number)

-----------------------

*  Less than 1%

(1) The address of Mellon Bank Corporation is One Mellon Bank Center, Pittsburgh, PA 15258. The addresses of F. O. Moore, T. C. Moore, J. O. Moore and W. B. Moore are c/o Moore Products Co., Sumneytown Pike, Spring House, PA 19477. The address of Quest Advisory Corp. is 1414 Avenue of the Americas, New York, NY 10019. The address of Peter Cundill & Associates (Bermuda), Ltd. is Clarendon House, Church Street, Hamilton, Bermuda. The address of Dimentional Fund Advisors Inc. is 1299 Ocean Avenue, Santa Monica, CA 90401.

(2) Except as otherwise indicated, the beneficial ownership reflected in this Proxy Statement is based upon sole voting and dispositive power (other than in the case of co-trustees, where such powers are shared).

(3) Includes shares issuable upon the assumed conversion of the preferred shares beneficially owned by such person or entity.

(4) Represents shares held as of December 31, 1994 by Mellon Bank Corporation and its affiliates in various fiduciary capacities according to the
     Schedule 13G filed by it with the Securities and Exchange Commission.
     Includes: an aggregate of 257,698 common shares, and all of the indicated preferred shares, held as co-trustee (with Frances O. Moore) of the Trust under the Will of the late Coleman B. Moore; and an aggregate of 300,000 common shares held as co-trustee (with Thomas C. Moore, James O. Moore, and William B. Moore) of two trusts established by Coleman B. Moore.

(5) Includes the common and preferred shares held by her as co-trustee of the Trust under the Will of Coleman B. Moore referred to in footnote (4) above.

(6) Includes: 10,000 common shares held by him as trustee for his children; 300,000 common shares held by him as co-trustee of the two trusts referred to in footnote (4) above; 13,000 common shares held by him as co-trustee of a trust established by Frances O. Moore; and 2,149 common shares held by him as custodian for his minor grandchildren.

(7) Includes: 300,000 common shares held by him as co-trustee of the two trusts referred to in footnote (4) above; and 13,000 common shares held by him as co-trustee of a trust established by Frances O. Moore.

(8) Includes, with respect to the particular named individual, shares issuable under currently exercisable stock options granted to him as follows: James
     O. Moore, 600 common shares; William B. Moore, 2,500 common shares; Edward
     J. Curry, 1,400 common shares; and F. Lawton Hindle, 840 common shares.

(9) Includes: 300,000 common shares held by him as co-trustee of the two trusts referred to in footnote (4) above; 13,000 common shares held by him as co-trustee of a trust established by Frances O. Moore; and an aggregate of 11,200 common shares owned directly by his minor children.

(10) Shares held as of December 31, 1994 by Quest Advisory Corp. which is controlled by Charles M. Royce according to their joint Schedule 13G.

(11) According to a joint Schedule 13D filed by Peter Cundill & Associates (Bermuda) Ltd. ("PCB"), Cundill Value Fund Ltd. ("Value Fund"), Peter Cundill Holdings (Bermuda) Ltd. ("Holdings") and F. Peter Cundill ("Cundill"), includes as of December 31, 1994 (i) 145,800 common shares owned by Value Fund, as to which PCB has sole dispositive and shared voting power with Value Fund, and (ii) 50,625 common shares owned by investment advisory clients of PCB, as to 35,750 common shares of which it shares voting and dispositive power with such clients; and as to 14,875 common shares of which PCB shares dispositive power only. PCB could be deemed to be controlled by Holdings, which, in turn, could be deemed to be controlled by Cundill.

(12) According to Dimentional Fund Advisors, Inc.'s ("Dimentional") Schedule 13G, includes 90,600 common shares held as of December 31, 1994 in portfolios of DFA Investment Dimentions Group, Inc., as to which Dimentional claims sole voting power. In addition, certain officers of Dimentional also serve as officers of DFA Investment Dimentions Group Inc. (the "Fund") and the DFA Investment Trust Company (the "Trust") for which they vote 25,800 additional common shares owned by the Fund and Trust.

(13) Includes 7,980 common shares issuable under currently exercisable stock options.

Thomas C. Moore, James O. Moore and William B. Moore are brothers and the sons of the late Coleman B. Moore, founder of the Company.

                            1. ELECTION OF DIRECTORS

         The By-Laws of the Company provide for a Board of Directors not less than five nor more than eleven in number, to be divided into four classes of directors. On February 7, 1995 the Board of Directors increased the number of Directors from eight to nine and elected F. Lawton Hindle as a director. At the 1995 Annual Meeting, the shareholders will elect one director for a term expiring in 1998, and two directors for terms expiring in 1999. The following have been nominated by the Board of Directors to serve as directors until the Annual Meeting of shareholders in the respective years indicated, and until a successor is elected and has duly qualified.

       1998: F. Lawton Hindle 1999: Edward J. Curry 1999: Raymond M. Reed

         The above nominees are present directors of the Company. It is intended that the proxies will be voted for the nominees or for substituted nominees, in case any nominee becomes unavailable, which is not contemplated. However, proxies will not be voted for the election of more than three directors.

         The following table sets forth as of March 16, 1995, certain information with respect to the nominees for election as a director, and each director whose term of office will continue after the Annual Meeting.


                                                                                                          Present
                                                                                  Director                Term
Name and Occupation (1)                                                Age         Since                  Expires
-----------------------                                               -----      ----------              ---------
F. Lawton Hindle                                                       63         1995                    1995
Retired in 1995 as President of
Moore Products Co. (Canada), Inc.
(a wholly-owned subsidiary
of the Company)

Edward J. Curry *                                                      48         1986                    1995
Executive Vice President
of the Company

Raymond M. Reed                                                        59         1991                    1995
President, R. Reed & Associates,
Inc. (a management consulting
firm); Director, SDTV, Inc.

James O. Moore                                                         54         1978                    1996
General Manager, Measurement
& Control Division beginning
in 1995; formerly, Manager of
Research and Electronic
Instrument Development
of the Company

William B. Moore *                                                     52         1978                    1996
President and Chief Executive
Officer of the Company

Ralph H. Owens                                                         78         1974                    1996
Retired in 1986 as Senior
Vice President of the Company

Robert B. Adams *                                                      64         1986                    1997
President, CEO & Director, Expando Seal
Tools, Inc.  (a manufacturer of pressure
plugging and testing equipment) since 1994;
President, Product Development Services Co.
(a management and engineering consulting firm)
since 1993; former Vice President,
Engineering and Secretary of the Company
until 1993.

Edwin G. Rorke *                                                       72         1968                    1997
Chairman of the Board
of the Company; Retired
in 1988 as Chief Executive
Officer of the Company

Thomas C. Moore                                                        62         1969                    1998
Retired in 1994 as Regional
Manager of the Company

* member of the Executive Committee

(1) Unless otherwise indicated, the named individuals have held the specified positions (other than directorships), or other positions with the indicated entities, for at least five years.

Information  Concerning Meetings and Certain Committees

         Four meetings of the Board of Directors were held in 1994. No director attended fewer than 75% of the total meetings of the Board and of any Board Committees on which he served.

         The Company has Audit and Compensation Committees, but does not have a Nominating Committee.

         The Audit Committee, members of which are presently Robert B. Adams, Edward J. Curry, and Edwin G. Rorke, held four meetings in 1994. The Audit Committee recommends engagement of the independent accountants, reviews the scope of the audit, reviews the financial statements and performance of the independent accountants, considers comments made by the independent accountants with respect to the Company's system of internal accounting controls, reviews controls with the Company's financial and accounting staff and reviews nonaudit services provided by the Company's independent accountants.

         A Compensation Committee customarily is appointed each year to study and make recommendations to the Board regarding compensation of officers. That committee held one meeting in 1994. The members of the present committee are Robert B. Adams, Thomas C. Moore, and Ralph H. Owens.

Compensation Committee Interlocks and Insider Participation

         The only persons who served on the Compensation Committee during 1994 were Thomas C. Moore, Ralph H. Owens and Robert B. Adams, Messrs. Owens and Adams formerly were officers and Thomas C. Moore formerly was a Regional Manager of the Company.

Compensation of Directors

         Directors, other than those currently employed by the Company, are paid $400 plus travel expenses for each Board and committee meeting they attend. On occasion, directors are compensated on a per diem basis for specific consulting services, and during 1994, consulting fees, totalling $2,400 were paid to Raymond M. Reed or his affiliated consulting firm.

         At his retirement in 1993, Robert B. Adams (former Vice President, Engineering, Secretary and a member of the Board of Directors) entered into a consulting and non-compete agreement with the Company for a three-year period ending March 31, 1996. Mr. Adams or his affiliated consulting firm was paid $17,136 under this agreement during 1994, and future compensation to be paid under this agreement is not expected to exceed $30,000 over the remaining term.

         Effective January 1, 1995 F. Lawton Hindle, (former officer of the Company's Canadian subsidiary and a member of the Board of Directors) entered into a consulting and non-compete agreement with the Company for a three-year period ending December 31, 1997. Compensation to be paid under this agreement is not expected to exceed $ 75,000 over the three-year term.

                                2. OTHER MATTERS

         The Board of Directors does not know at present of any matters to be presented at the Meeting other than those mentioned in the Notice of Meeting and customary procedural matters. However, if other matters should properly come before the Meeting, the proxies solicited hereby will be voted on such matters in accordance with the judgment of the persons voting such proxies, to the extent permitted by applicable rules of the Securities and Exchange Commission.

                             ADDITIONAL INFORMATION

Report of the Compensation Committee

         Executive compensation at the Company is comprised primarily of base salary, split-dollar life insurance, a pension benefit plan, and, beginning in 1994, an Employee Retirement Savings Plan 401(k) with corporate matching contributions and a Stock Option Plan. In addition, from time to time, executive officers have received annual bonuses determined at the discretion of the Board of Directors based upon the profitability of the Company. In 1992 modest bonuses were paid to executive officers and to all employees at an equal rate as a percentage of base pay. No such bonuses were paid to any employees in 1993 or 1994.

         The Company's executive compensation program, including that for its Chief Executive Officer, is guided by principles designed to align compensation with overall business strategy, the current and long-term initiatives of management, overall corporate performance and Company values. It is also compared against statistical studies of comparable positions and responsibilities in similar organizations to test the competitiveness of the overall executive compensation program.

         In the most recent three years, executive compensation has been influenced by a continuing economic slowdown in the Company's industry and corresponding impact on the operating results of the Company. Modest pay increases in 1994 were granted to maintain competitive salary structures, following almost three years of no increases to the base pay of executive officers.

         Aside from base pay, which is commensurate with responsibility, there are presently no distinctive features to the compensation program for the Chief Executive Officer or individual executive officers. Prior to 1994, the Company had no stock option or long-term compensation arrangements for its executive officers. In 1994 the Board of Directors and shareholders adopted a stock option plan, for the benefit of all key employees, including executive officers. Options granted in 1994 were based upon individual influence, initiative and managerial ability in initiating changes that are intended to yield long-term profitability and enhance shareholder value. No particular weight was ascribed by the Committee to any one or more of these factors. Furthermore, the Committee did not rely on any particular hurdles, benchmarks or other objective criteria in awarding these options.

                                Compensation Committee:
                                Thomas C. Moore
                                Ralph H. Owens
                                Robert B. Adams
March 21, 1995

Summary Compensation Table

         The following table sets forth certain information concerning the compensation paid or accrued to or for (i) the Company's Chief Executive Officer and (ii) the only other executive officer whose total annual salary and bonus exceeded $100,000 for 1994.

                                                                                             Securities
                                                                                             Underlying              All Other
          Name and                                      Salary            Bonus                Options             Compensation
     Principal Position             Year                  ($)              ($)                   (#)                   ($)
     ------------------             ----                -------          -------             ----------            ------------
William B.Moore,                    1994                163,231              0                10,000                  3,069
  President and                     1993                158,000              0                   0                    2,494
  Chief Executive                   1992                158,000            1,185                 0                    2,494
  Officer

Edward J. Curry,                    1994                139,577              0                 7,000                  2,634
  Executive Vice                    1993                135,000              0                   0                    2,142
  President                         1992                135,000            1,013                 0                    2,142


         Amounts disclosed as "all other compensation" represent Company matching contributions under a retirement savings 401(k) plan established in 1994, and annual premiums paid under an officer split-dollar insurance program that provides supplemental life insurance coverage for each executive officer equal to annual base salary (maximum of $100,000) to retirement and $100,000 after retirement. A portion of the premiums paid by the Company for an executive officer's split- dollar policy will be repaid to the Company out of the death benefit under such policy.

Pension Plan

         The Company's defined benefit pension plan covers all employees over age 21 with one year of service. A plan member's annual pension is 1.5% of the average of his highest five consecutive years' base salary times the number of years of credited service at date of retirement. The base salary or wages paid by the Company to plan participants is the only compensation covered by the plan. The 1994 base salaries and credited years of service for the executive officers listed above were as follows: W. B. Moore, $166,000 with 27 years; and
E. J. Curry, $142,000 with 15 years.

         The following table illustrates the estimated straight-life annual retirement benefits payable at normal retirement age under the plan. The benefits listed are not subject to any deduction for Social Security benefits or other offset amounts. Benefits are subject to limitations imposed by the Internal Revenue Code, which beginning in 1994 includes a $150,000 annual compensation limit.


Average of Highest                                      Credited Years of Service
 Five Consecutive                        ------------------------------------------------------
 Years Base Salary                       10 years        20 years        30 years      40 years
------------------                       --------        --------        --------      --------
   $100,000                            $  15,000        $  30,000       $  45,000     $  60,000
    125,000                               18,750           37,500          56,250        75,000
    150,000                               22,500           45,000          67,500        90,000
    175,000                               22,500           45,000          67,500        90,000
    200,000                               22,500           45,000          67,500        90,000


Stock Option Grants, Exercises and Holdings

  The following tables set forth certain information concerning options to purchase common stock granted to and exercised by the individuals named in the Summary Compensation Table during 1994 and unexercised stock options held by them at the end of 1994:


                             Option Grants in 1994


                                              Individual Grants
                   -------------------------------------------------------------------------
                                           % of Total                                                   Potential Realizable
                     Number of              Options                                                       Value at Assumed
                      Shares               Granted to           Exercise                                Annual Rate of Stock
                     Underlying             Employees               or                                  Price Appreciation For
                      Options              in Fiscal              Base            Expiration                Option Term
     Name          Granted (#) (1)            Year            Price ($/Sh)           Date                  5% ($) 10% ($)
     ----          ---------------            ----            ------------           ----                  ------ -------
William B.Moore        10,000                  6.4%               17.325             2/7/99                 47,866 105,771

Edward J. Curry         7,000                  4.5%               15.75              2/7/04                 69,336 175,710


(1) All options were granted under the Company's 1994 Incentive Stock Option and Nonqualified Stock Option Plan. The options granted to Mr. Moore have an exercise price of 110% of the market price at the date of grant and become exercisable in four equal installments commencing February 7, 1995. The exercise price of Mr. Curry's options are 100% of the market price on the date of grant, and his options become exercisable in five equal installments commencing February 7, 1995.

         Aggregate Option Exercises in 1994 and Year-End Option Values



                                                                            Number of Shares                 Value of Unexercised
                                Shares               Value              Underlying Unexercised             In-the-money Options at
                              Acquired on          Realized              Options at FY-End (#)                   FY-End ($)
      Name                   Exercise (#)             ($)              Exercisable/Unexercisable          Exercisable/Unexercisable
      ----                   ------------             ---              -------------------------          -------------------------
William B. Moore                 None                 N/A                      0/10,000                              (1)

Edward J. Curry                  None                 N/A                       0/7,000                              (1)


(1) The exercise prices of the options indicated were greater than the closing price of the Company's common stock at December 31, 1994.


Shareholder Return Performance Graph

      The following graph compares for the years 1990 through 1994 the yearly change in the cumulative total shareholder return on the Company's common stock with the cumulative total returns, as calculated by Media General Financial Services, for the NASDAQ Market Value Index and an index comprised of 73 publically traded companies as classified by Dow Jones & Company, Inc. into an industry group identified as "Industrial Technology".

                          [ INSERT PERFORMANCE GRAPH ]

                       FIVE YEAR CUMULATIVE TOTAL RETURN

                                      1989         1990        1991        1992         1993         1994
                                     ------       ------      ------      ------       ------       ------
MOORE PRODUCTS CO.                     100        76.11        90.15       66.75        59.36         58.4
INDUSTRY INDEX                         100        79.03        95.44       73.65        88.64       115.81
NASDAQ                                 100        81.12       104.14      105.16       126.14       132.44

                         INDEPENDENT PUBLIC ACCOUNTANTS


     Ernst & Young LLP served as the Company's independent public accountants to audit the accounts of the Company and its subsidiaries for 1994. Auditors to serve in 1995 will be appointed in May, 1995 in accordance with the Company's standard practice. Ernst & Young LLP has served as the Company's auditors since 1968. Representatives of Ernst & Young LLP will not be present at the Annual Meeting.


                      SUBMISSION OF SHAREHOLDER PROPOSALS

     Under Securities and Exchange Commission rules, shareholders meeting specified eligibility requirements are entitled to have certain types of proposals included in the Company's Proxy Statement. Any such shareholder desiring to have a proposal included in the Company's Proxy Statement for its 1996 Annual Meeting must deliver such proposal (which must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934) to the attention the Corporate Secretary, at the address of the Company set forth below, not later than December 11, 1995.

Annual Report

    The Annual Report to shareholders containing audited results for the year 1994 accompanies this Proxy Statement but is not to be regarded as proxy solicitation material.

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR 1994, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED TO ANY SHAREHOLDER WITHOUT CHARGE UPON WRITTEN REQUEST TO THE ATTENTION OF THE CORPORATE TREASURER, MOORE PRODUCTS CO., SPRING HOUSE, PENNSYLVANIA 19477.

                                        ROBERT E. WISNIEWSKI
                                        Secretary & Treasurer

March 24, 1995

                                 [ PROXY CARD ]

                               MOORE PRODUCTS CO.
                   Annual Meeting of Shareholders May 4, 1995

            This Proxy Solicited on Behalf of the Board of Directors

     The undersigned hereby appoint(s) JAMES O. MOORE, WILLIAM B. MOORE and ROBERT E. WISNIEWSKI or any of them, with full power of substitution, proxies to vote, as designated on the reverse side, all of the voting shares of capital stock of MOORE PRODUCTS CO. held of record by the undersigned on March 16, 1995, at the Annual Meeting of Shareholders to be held on May 4, 1995, and at any adjournments thereof.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO CONTRARY DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ON THE REVERSE SIDE AND IN ACCORDANCE WITH THE PROXIES' BEST JUDGEMENT UPON OTHER MATTERS PROPERLY COMING BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

                          (Continued on reverse side)

                               MOORE PRODUCTS CO.

YOUR VOTE IS IMPORTANT TO US. PLEASE COMPLETE, DATE AND SIGN THE ABOVE PROXY CARD AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

IF YOUR STOCK CERTIFICATE IS LOST, STOLEN OR DESTROYED, OR IF YOU CHANGE YOUR ADDRESS, PLEASE CONTACT OUR STOCK TRANSFER AGENT, MELLON BANK N.A., AT 1-800-526-0801.

1.  Election of Directors

To vote FOR                                 To Withhold
the nominees                                Authority to vote
listed below                                for the nominees
check this box                              check this box
(except as marked to the
 contrary below)

    [ ]                                          [ ]


                  (To withhold authority to vote for any individual nominee, strike a line through the nominee's name listed below.)

    F. Lawton Hindle      Edward J. Curry            Raymond  M. Reed


2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


                                        DATED:___________________________ , 1995


                                        ________________________________________
                                                        Signature

                                        ________________________________________
                                                 Signature if held jointly

                                        Please sign exactly as name appears
                                        hereon. When shares are held by joint
                                        tenants, both should sign. When signing
                                        as attorney, or as executor,
                                        administrator, trustee, or guardian,
                                        please give full title as such. If a
                                        corporation, please sign in full
                                        corporate name by President or other
                                        authorized officer. If a partnership,
                                        please sign in partnership name by
                                        authorized person.

PLEASE PROMPTLY MARK, SIGN, DATE AND RETURN THE PROXY CARD(S) USING THE ENCLOSED ENVELOPE.